UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario Canada M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

165 South Union Blvd., Suite 565

Lakewood, CO  80228

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Certifying Accountant.

On October 13, 2008, the Audit Committee of the Board of Directors of US Gold Corporation (the “Company”) recommended the dismissal of KPMG LLP, a U.S. limited liability partnership, which is the United States member firm affiliated with KPMG International (“KPMG U.S.”), from its position as the Company’s principal independent accountant.  Simultaneously, the Audit Committee approved the retention of KPMG LLP, a Canadian limited liability partnership, which is the Canadian member firm affiliated with KPMG International (“KPMG Canada”), to serve as principal independent accountant.

The audit report of KPMG U.S. on the Company’s financial statements for the year ended December 31, 2007 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

The Company and KPMG U.S. have not, during the Company’s most recent fiscal year or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure whether or not resolved, which disagreement, if not resolved to KPMG U.S.’s satisfaction, would have caused KPMG U.S. to make reference to the subject matter of the disagreement in connection with its report, nor have any other reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K occurred that have not been reported.

At no time during the past fiscal year or any subsequent period did the Company consult with KPMG Canada regarding any matter described in Item 304(a)(2) with reference to KPMG U.S., any issue relating to the financial statements of the Company, or the type of audit opinion that might be rendered for the Company.

The Company has requested KPMG U.S. to furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG U.S. agrees with the statements in this Form 8-K. A copy of such letter dated October 17, 2008 is filed as Exhibit 16 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
16	KPMG Letter

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US GOLD CORPORATION

Date: October 17, 2008	By:	/s/ Perry Y. Ing
Perry Y. Ing,
Vice President, Chief Financial Officer and Secretary

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

16	KPMG Letter